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As filed with the Securities and Exchange Commission on January 27, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

The Timberland Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	02-0312554 (I.R.S. Employer Identification No.)

200 Domain Drive
Stratham, New Hampshire 03885
(603) 772-9500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Brian P. McKeon
Chief Financial Officer
The Timberland Company
200 Domain Drive
Stratham, New Hampshire 03885
(603) 772-9500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jane D. Goldstein Ropes & Gray LLP One International Place Boston, MA 02110-2624 (617) 951-7000	Danette Wineberg The Timberland Company 200 Domain Drive Stratham, New Hampshire 03885 (603) 772-9500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

        If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of shares to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Class A common stock, par value $.01 per share	6,522,441	$49.57	$323,317,400	$26,157

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on the average of the high and low sale prices of our Class A common stock reported on the New York Stock Exchange on January 26, 2004.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion. Dated January 27, 2004.

6,522,441 Shares

The Timberland Company

Class A common stock

        The selling stockholders named in this prospectus may offer and sell up to 6,522,441 shares of our Class A common stock in amounts, at prices and on terms that they will determine at the time of offering. We will not receive any of the proceeds from the sale of our Class A common stock by the selling stockholders.

        We will provide the specific terms of these offers and sales in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest. The selling stockholders may sell Class A common stock directly to purchasers or through agents or through underwriters or dealers as designated from time to time. If any agents, underwriters or dealers are involved in the sale of the Class A common stock, the applicable prospectus supplement will provide the names of the agents, underwriters or dealers and any applicable fees, commissions or discounts.

        Our Class A common stock is listed on the New York Stock Exchange under the symbol "TBL."

        See "Risk Factors" on page 4 to read about factors you should consider before buying shares of our Class A common stock.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

        This prospectus may not be used to consummate sales of securities unless it is accompanied by a prospectus supplement.

Prospectus dated January 27, 2004.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

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ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using a "shelf" registration process. Under this shelf registration process, the selling stockholders identified in this prospectus and in any supplements to this prospectus may offer and sell shares of our Class A common stock from time to time. We will not receive any of the proceeds from any sales of their shares of Class A common stock. To the extent that any statement that we make in any supplement to this prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in any supplements to this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the next heading, "Where You Can Find More Information."

        Our principal office is located at 200 Domain Drive, Stratham, New Hampshire 03885, and our telephone number is (603) 772-9500. We maintain a web site at www.timberland.com. We have not incorporated by reference into this prospectus the information on our web site and you should not consider it to be a part of this document. Our web site address is included in this document as an inactive textual reference only.

WHERE YOU CAN FIND MORE INFORMATION

        All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of the filing of such reports or documents. Any statement contained in a document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Danette Wineberg, General Counsel, 200 Domain Drive, Stratham, New Hampshire 03885, telephone number (603) 772-9500.

        We are subject to the informational requirements of the Exchange Act, and, accordingly, file reports, proxy statements and other information with the Commission. You can read our Commission filings, including the registration statement, over the Internet at the Commission's website at http://www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facilities at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents or portions of documents filed by us (File No. 001-09548) with the Commission are incorporated herein by reference:

(a)
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Securities and Exchange Commission on March 27, 2003.

(b)
Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 26, 2003 filed with the Securities and Exchange Commission on November 10, 2003.

(c)
Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 2003 filed with the Securities and Exchange Commission on August 11, 2003.

(d)
Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 28, 2003 filed with the Securities and Exchange Commission on May 12, 2003.

(e)
The description of our Class A common stock, $0.01 par value per share, contained in our Registration Statement on Form 8-A (File Number 1-9548) filed on May 17, 1991, including any amendments or reports filed for the purpose of updating such description.

THE COMPANY

        We design, develop, engineer, market and distribute, under the Timberland® and Timberland PRO™ brands, premium-quality footwear, apparel and accessories products for men, women and children. These products provide functional performance, classic styling and lasting protection from the elements. We believe that the combination of these features makes our products an outstanding value and distinguishes us from our competitors.

        Our products are sold primarily through independent retailers, better grade department stores and athletic stores that reinforce the high level of quality, performance and service associated with Timberland. In addition, our products are sold through Timberland® specialty stores, Timberland® factory outlet stores, timberland.com and franchisees in Europe, which are all dedicated exclusively to selling Timberland® products. Our products are sold throughout the United States, Canada, Europe, Asia, Latin America and the Middle East.

RISK FACTORS

        You should consider carefully the following risk factors and all of the other information contained in, or incorporated by reference into, this prospectus before purchasing our Class A common stock. Investing in our Class A common stock involves a high degree of risk. The following risks could materially harm our business and could result in a complete loss of your investment.

Risks Related to Our Business

We operate in a highly competitive industry.

        We market our products in highly competitive environments. Many of our competitors are larger and have substantially greater resources for marketing, research and development, and other purposes. These competitors include athletic and other footwear companies, branded apparel companies and private labels established by retailers. Furthermore, efforts by our footwear competitors to dispose of their excess inventory could put downward pressure on retail prices and could cause our wholesale customers to redirect some of their purchases away from our products.

Our products may not appeal to consumers.

        As we continue to market established products and develop new products, our success depends in large part on our ability to anticipate, understand and react to changing consumer demands. Our products must appeal to a broad range of consumers whose preferences cannot be predicted with certainty and are subject to rapid change. The success of our products and marketing strategy will also depend on a favorable reception by our wholesale customers. We cannot ensure that any existing products or brands will continue to be successfully received by consumers or our wholesale customers. We cannot ensure that any new products or brands that we introduce will be successfully received by consumers or our wholesale customers. We believe that our more fashion-focused boots, men's apparel and women's footwear products are more susceptible to changing fashion trends and consumer preferences than our other products. Any failure on our part to anticipate, identify and respond effectively to changing consumer demands and fashion trends could adversely affect retail and consumer acceptance of our products and leave us with unsold inventory or missed opportunities. If that occurs, we may be forced to rely on markdowns or promotional sales to dispose of excess, slow-moving inventory, which may harm our business. At the same time, our focus on tight management of inventory may result, from time to time, in not having an adequate supply of products to meet consumer demand and cause us to lose sales.

We depend on independent manufacturers to produce the majority of our products and our business could suffer if we need to replace manufacturers or suppliers or find additional capacity.

        During 2002, we manufactured approximately 11% of our footwear unit volume. Independent manufacturers and licensees in Asia, Europe, Mexico and South and Central America produced the remainder of our footwear products and significantly all of our apparel and accessories products. Independent manufacturers in China, Vietnam, and Thailand produced approximately 89% of our 2002 footwear unit volume. Three of these manufacturers produced approximately 14% to 21% each of our 2002 footwear volume. If we experience a significant increase in demand or a manufacturer is unable to ship orders of our products in a timely manner or to meet our quality standards, then we could miss customer delivery date requirements for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could have a material adverse effect on our financial condition and results of operations. We compete with other companies for the production capacity of our manufacturers and import quota capacity. Any long-term economic downturn could cause our suppliers to fail to make and ship orders placed by us. There is no assurance that we will be able to maintain current relationships with our current manufacturers or locate additional manufacturers that can meet our requirements or manufacture on terms that are acceptable to us.

We conduct business outside the United States which exposes us to foreign currency and other risks.

        We manufacture and source a majority of our products outside the United States. Our products are sold in the U.S. and internationally. Accordingly, we are subject to the risks of doing business abroad, including, among other risks, foreign currency exchange rate risks, import restrictions, anti-dumping investigations, political or labor disturbances, expropriation and acts of war. Although we pay for the purchase and manufacture of our products primarily in U.S. dollars, we are routinely subject to currency rate movements on non-U.S. denominated assets, liabilities and income as we sell goods in local currencies through our foreign subsidiaries. No assurances can be given that we will be protected from future changes in foreign currency exchange rates that may impact our financial condition or performance.

The loss of one or more of our major suppliers for raw materials may interrupt our supplies.

        We depend on a limited number of key sources for leather, our principal raw material, and other proprietary materials used in our products. In 2002, eight suppliers provided, in the aggregate, approximately 80% of our leather purchases. Two of these suppliers provided approximately 40% of our leather purchases in 2002. While historically we have not experienced significant difficulties in obtaining leather or other raw materials in quantities sufficient for our operations, there have been significant changes in the prices for these materials. Our gross profit margins are adversely affected to the extent that the selling prices of our products do not increase proportionately with increases in the costs of leather and other raw materials. Any significant unanticipated increase or decrease in the prices of these commodities could materially affect our results of operations. As we discussed in our public filings with the Securities and Exchange Commission during 2001, leather hide prices increased significantly in 2001 and adversely impacted our gross margins that year. No assurances can be given that we will be protected from future changes in the prices for such raw materials.

Our business could be adversely impacted by any disruption to our supply chain.

        Independent manufacturers manufacture a majority of our products outside of our principal sales markets, which requires us to transport our products through third parties over large geographic distances. Delays in the shipment or delivery of our products due to the availability of transportation, work stoppages or other factors could adversely impact our financial performance.

Our business could be adversely impacted by the financial instability of our customers.

        We sell our products to wholesale customers and extend credit based on an evaluation of each customer's financial condition, usually without requiring collateral. The financial difficulties of a customer could cause us to curtail doing business with that customer. Our inability to collect from our customers could have an adverse effect on our business or our financial condition.

We depend on sales forecasts which may not be accurate and may result in higher infrastructure and product investments.

        We base our investments in infrastructure and product, in part, on sales forecasts. We do business in highly competitive markets, and our business is affected by a variety of factors, including brand awareness, product innovations, retail market conditions, economic and other factors, changing consumer preferences, fashion trends, seasonality and weather conditions. One of our principal challenges is to predict these factors to enable us to match the production of our products with demand. If sales forecasts are not achieved, these investments could represent a higher percentage of revenue, and we may experience higher inventory levels and associated carrying costs, all of which could adversely affect our financial performance.

Declines in revenue in our retail stores could adversely affect profitability.

        We have made significant capital investments in opening retail stores and incur significant expenditures in operating these stores. The higher level of fixed costs related to our retail organization can adversely affect profitability, particularly in the first half of the year, as our revenue historically has been more heavily weighted to the second half of the year. Our ability to recover the investment in and expenditures of our retail organization can be adversely affected if sales at our retail stores are lower than anticipated. Our gross margin could be adversely affected if off-price sales increase as a percentage of revenue.

We rely on our licensing partners to help us preserve the value of our brand.

        Since late 1994, we have entered into several licensing agreements which enable us to expand our brand to product categories and geographic territories in which we have not had an appreciable presence. The risks associated with our own products also apply to our licensed products. There are also any number of possible risks specific to a licensing partner's business, including, for example, risks associated with a particular licensing partner's ability to obtain capital, manage its labor relations, maintain relationships with its suppliers, manage its credit risk effectively, and maintain relationships with its customers. Although our license agreements prohibit licensing partners from entering into licensing arrangements with certain of our competitors, generally our licensing partners are not precluded from offering, under other brands, the types of products covered by their license agreements with us. A substantial portion of sales of the licensed products by our domestic licensing partners are also made to our largest customers. While we have significant control over our licensing partners' products and advertising, we rely on our licensing partners for, among other things, operational and financial control over their businesses.

The loss of key executives could cause our business to suffer, and control by members of the Swartz family, and the anti-takeover effect of multiple classes of stock could discourage attempts to acquire us.

        Sidney W. Swartz, our Chairman, Jeffrey B. Swartz, our President and Chief Executive Officer, and other executives have been key to the success of our business to date. The loss or retirement of these or other key executives could adversely affect us. Sidney W. Swartz and various trusts established for the benefit of his family or for charitable purposes, hold approximately 75.9% of the combined voting power of our capital stock in the aggregate, enabling him to control our affairs and to influence the election of the three directors entitled to be elected by the holders of Class A common stock voting separately as a class. Members of the Swartz family will, unless they sell substantially all of their Class B common stock, have the ability, by virtue of their stock ownership, to prevent or cause a change in control of the Company.

Our charter documents and Delaware law may inhibit a change of control that stockholders may consider favorable.

        Under our Certificate of Incorporation, the board of directors has the ability to issue and determine the terms of preferred stock. The ability to issue preferred stock coupled with the anti-takeover provisions of Delaware law could delay or prevent a change of control or change in management that might provide stockholders with a premium to the market price of their common stock.

Our inability to attract and retain qualified employees could impact our business.

        We compete for talented employees within our industry. We must maintain competitive compensation packages to recruit and retain qualified employees. Our failure to attract and retain qualified employees could adversely affect the sales, design and engineering of our products.

Our ability to protect our trademarks and other intellectual property rights may be limited.

        We believe that our trademarks and other proprietary rights are important to our success and our competitive position. We devote substantial resources to the establishment and protection of our trademarks on a worldwide basis. We cannot ensure that the actions we have taken to establish and protect our trademarks and other proprietary rights will be adequate to prevent imitation of our products by others or to prevent others from seeking to block sales of our products as a violation of the trademarks and proprietary rights of others. Also, we cannot ensure that others will not assert rights in, or ownership of, trademarks and other proprietary rights of ours or that we will be able to successfully resolve these types of conflicts to our satisfaction. We are also susceptible to injury from parallel trade and counterfeiting of our products. In addition, the laws of certain foreign countries may not protect proprietary rights to the same extent as do the laws of the United States.

We cannot assure the successful implementation of our strategy.

        As part of our growth strategy, we seek to enhance the premium positioning of our brand, to extend our brands into complementary product categories and consumer groups, to expand geographically, and to improve our operational performance. There can be no assurance that we will be able to successfully implement any or all of these strategies, which could lead to a decline in our results in operations, which in turn could have a negative effect on our stock.

The value of our brand, and our sales, could be diminished if we are associated with negative publicity.

        While our staff and third-party compliance auditors periodically visit and monitor the operations of our vendors, independent manufacturers and licensees, we do not control these vendors or independent manufacturers or their labor practices. A violation of our vendor policies, labor laws or other laws by these vendors or independent manufacturers could interrupt or otherwise disrupt our sourcing or damage our brand image. Negative publicity, for these or other reasons, regarding our company, brand or products, including licensed products, could adversely affect our reputation and sales.

Risks Related to Our Industry

We face intense competition in the worldwide footwear and apparel industry, which may impact our sales.

        We face a variety of competitive challenges from other domestic and foreign footwear and apparel producers, some of which may be significantly larger and more diversified and have greater financial and marketing resources than we have. We compete with these companies primarily on the basis of anticipating and responding to changing consumer demands in a timely manner, maintaining favorable brand recognition, developing innovative, high-quality products in sizes, colors and styles that appeal to consumers, providing strong and effective marketing support, creating an acceptable value proposition for retail customers, ensuring product availability and optimizing supply chain efficiencies with manufacturers and retailers, and obtaining sufficient retail floor space and effective presentation of our products at retail. Increased competition in the worldwide footwear and apparel industries, including Internet-based competitors, could reduce our sales, prices, and margins and adversely affect our results of operations.

A downturn in the economy may affect consumer purchases of discretionary items and retail products, which could adversely affect our sales.

        The industries in which we operate are cyclical. Many factors affect the level of consumer spending in the footwear and apparel industries, including, among others general business conditions, interest rates, the availability of consumer credit, weather, taxation, and consumer confidence in future economic conditions. Consumer purchases of discretionary items, including our products, may decline during recessionary periods and also may decline at other times when disposable income is lower. A downturn in the economies in which we, or our licensing partners, sell our products, whether in the United States or abroad, may adversely affect our sales. The terrorist attacks of September 11, 2001, together with weakened economic conditions, have and may continue to adversely affect consumer spending and sales of our products. Our gross margin could also be adversely affected if off-price sales increase as a percentage of revenue.

Retail trends could result in downward pressure on our prices.

        With the growing trend toward retail trade consolidation, we increasingly depend upon a reduced number of key retailers whose bargaining strength is growing. Changes in the policies of these retail trade customers, such as increased at-once ordering, limitations on access to shelf space and other conditions may result in lower net sales. Further consolidations in the retail industry could result in price and other competition that could damage our business.

Risks Related to the Securities Market

Shares eligible for future sale may have a potential adverse effect on our stock price.

        If the selling stockholders sell all of the 6,522,441 shares of Class A common stock offered by this prospectus, 400 shares of Class A common stock and 4,747,898 shares of Class B common stock will be beneficially owned by Sidney W. Swartz. To the extent a stockholder is and remains one of our affiliates, any shares of Class A common stock, including any shares issued upon conversion of the Class B common stock, may be available for public sale if the shares are registered under the Securities Act or sold in compliance with the limitations of Rule 144 under the Securities Act. If any portion of the shares offered hereby are sold in an underwritten offering, our executive officers, directors, and any selling stockholders may agree with an underwriter not to directly or indirectly offer, sell, contract to sell, distribute, dispose of or hedge any shares of our Class A common stock or securities convertible into or exchangeable for shares of our Class A common stock for a period following such offering. We are not able to predict the effect, if any, that sales of shares or the availability of shares for sale will have on the market price prevailing from time to time. Nevertheless, sales of significant amounts of the Class A common stock in the public market, or the perception that these sales may occur, may adversely affect prevailing market prices.

USE OF PROCEEDS

        The net proceeds from the disposition of the shares of Class A common stock offered hereby will be received by the selling stockholders or their transferees. We will not receive any proceeds from the disposition of the Class A common stock by the selling stockholders or their transferees.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        This prospectus, any accompanying prospectus supplement and the documents we incorporate by reference in this prospectus contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements include those regarding our goals, beliefs, plans or current expectations and other statements regarding matters that are not historical facts. For example, when we use words such as "project," "believe," "anticipate," "plan," "expect," "estimate," "intend," "should," "would," "could" or "may," or other words that convey uncertainty of future events or outcome, we are making forward-looking statements. Our forward-looking statements are subject to risks and uncertainties. You should note that many important factors, some of which are discussed in the "Risk Factors" section of this prospectus, any accompanying prospectus supplement or in the documents we have incorporated by reference in this prospectus, could affect us in the future and could cause our results to differ materially from those expressed in our forward-looking statements. You should read these risk factors and the other cautionary statements made in this prospectus, any accompanying prospectus supplement and in the documents we incorporate by reference as being applicable to all related forward-looking statements wherever they appear. We do not undertake any obligation to update our forward-looking statements.

SELLING STOCKHOLDERS

        None of the selling stockholders has committed to sell any shares under this prospectus. The numbers presented under "Class A Common Stock Number of Shares Owned After the Offering" assume that all of the shares offered by the selling stockholders are sold and that the selling stockholders acquire no additional shares of our Class A or Class B common stock before the completion of this offering. The selling stockholders may offer all, some or none of the shares of our Class A common stock beneficially owned by them. The term "selling stockholders," as used in this prospectus, includes the persons listed below and any transferees, pledgees, donees, heirs or other successors receiving shares from the persons listed below after the date of this prospectus. The information is based on information provided by or on behalf of the selling stockholders.

        The following table sets forth certain information as of January 7, 2004 as to the number of shares of common stock beneficially owned and the percentage of outstanding shares held by the selling stockholders.

        Unless otherwise indicated, each such selling stockholder holds the sole voting and investment power with respect to its shares of Class A common stock or Class B common stock. All outstanding shares of our Class B common stock are held beneficially by Jeffrey Swartz, Sidney Swartz, Julie

Swartz, and David Swartz. As used in the table, beneficial ownership has the meaning set forth in Rule 13d-3(d)(1) of the Securities and Exchange Act of 1934.

					Class B Common Stock
	Class A Common Stock
						Number of Shares To Be Sold In The Offering As Class A Common Stock			Total Common Stock Voting Power (of all classes) Percentage:
	Number of Shares Owned Before The Offering	Number of Shares To Be Sold In The Offering	Number of Shares Owned After The Offering		Number of Shares Owned Before The Offering		Number of Shares Owned After The Offering
				Percent Of Class After The Offering				Percent of Class After Offering
Name of Beneficial Owner									Before the Offering	After the Offering
Sidney W. Swartz(1)	400	—	400	*	6,747,898	2,000,000	4,747,898	97.5	69.3	60.3
The Sidney W. Swartz 1982 Family Trust—Jeffrey Swartz(2)	2,972,923	1,000,000	1,972,923	6.6	—	—	—	*	3.1	2.5
The Sidney W. Swartz 1982 Family Trust—David Swartz(2)	1,497,002	1,497,002	—	*	—	—	—	*	1.5	*
The Sidney W. Swartz 1982 Family Trust—Julie Swartz(2)	1,944,685	1,944,685	—	*	—	—	—	*	2.0	*
Julie Swartz(3)	7,800	7,800	—	*	35,202	35,202	—	*	*	*
David Swartz(4)	1,950	1,950	—	*	35,802	35,802	—	*	*	*

(1)
Sidney W. Swartz is the Chairman of the Board of Directors of The Timberland Company. All of the shares offered by Mr. Swartz are shares of Class B common stock that will be converted into shares of Class A common stock on a one-for-one basis, immediately prior to any sale of such shares pursuant to this prospectus.

(2)
John E. Beard and Judith H. Swartz are trustees of this trust and as such share voting and investment power over all of the shares held by the trust. Mr. Beard is also a director of the company.

(3)
35,202 shares are Class B common stock that will be converted into shares of Class A common stock on a one-for-one basis, immediately prior to any sale of such shares pursuant to this prospectus.

(4)
35,802 shares are Class B common stock that will be converted into shares of Class A common stock on a one-for-one basis, immediately prior to any sale of such shares pursuant to this prospectus.

DESCRIPTION OF CAPITAL STOCK

        We have the authority to issue an aggregate of 142,000,000 shares of capital stock. The number of authorized shares of each class and the par value per share of each class are as follows:

Name of Class	Number of Shares	Par Value
Preferred Stock	2,000,000	$.01
Class A common stock	120,000,000	$.01
Class B common stock	20,000,000	$.01

        Class A common stock and Class B common stock have the same rights and privileges and rank equally, share ratably and are identical in all respects as to all matters. With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of the Class A common stock and the holders of the outstanding shares of the Class B common stock, except as otherwise required by law, vote together as a single class, and every holder of outstanding shares of the Class A common stock is entitled to cast one vote in person or by proxy for each share of the Class A common stock standing in his name, and every holder of the outstanding shares of the Class B common stock is entitled to cast ten votes in person or by proxy for each share of the Class B common stock standing in his name. With respect to the election of directors at each annual meeting, or special meeting in lieu of the annual meeting, of the stockholders, the holders of the Class A common stock have the right, voting separately as a class, to elect a number of the directors equal to 25% of the total number to be elected at such meeting (and, if such number is not a whole number, rounded upwards to the nearest whole number), but if at any time the aggregate number of issued and outstanding shares of Class B common stock is less than 12.5% of the aggregate number of issued and outstanding shares of Class A common stock and Class B common stock, then the holders of Class A common stock and Class B common stock vote together as a class for the election of directors, with each holder of Class A common stock and each holder of Class B common stock entitled to cast one vote in person or by proxy for each share of such Class A common stock and for each share of such Class B common stock standing in his name. With respect to any proposed amendment to the Restated Certificate of Incorporation which would change the powers, preferences, relative voting power or special rights of the shares of the Class A common stock or the Class B common stock so as to affect either class adversely relative to the other, the approval of a majority of the votes entitled to be cast by the holders of the class adversely affected by the proposed amendment, voting separately as a class, must be obtained in addition to the approval of a majority of the votes entitled to be cast by the holders of the Class A common stock and the Class B common stock voting together as a single class.

        In the event that Timberland is liquidated, dissolved or wound up, whether voluntarily or involuntarily, after the full preferential amounts are paid or set aside for the holders of any class or series having a preference over the Class A common stock and Class B common stock are entitled, the holders of the Class B common stock and the holders of the Class A common stock shall be entitled to share ratably as a single class in the remaining net assets of the company. A merger or consolidation of the company with or into any other corporation or a sale or conveyance of all or any part of the assets of the company (which does not in fact result in the liquidation of the company and the distribution of assets to stockholders) is not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the company.

        Holders of shares of Class A common stock and holders of shares of Class B common stock are entitled to receive, when and as declared by the Board of Directors out of the assets or funds of our company which are available by law, dividends payable in cash or in property (other than shares of Class A common stock or shares of Class B common stock) or in any combination of cash or property. Dividends in cash and property (other than dividends payable in Class A common stock or Class B common stock) with respect to the Class A common stock and the Class B common stock are paid at the same rate and at the same time on both classes, and not on either one of them without the other. Holders of shares of Class A common stock and holders of shares of Class B common stock are entitled to receive, when and as declared by the Board of Directors out of the assets or funds of our company, which are available by law, dividends payable in shares of Class A common stock and shares of Class B common stock, but any dividend payable in respect of the Class A common stock is payable only in shares of Class A common stock and any dividend payable with respect to shares of Class B common stock is payable only in shares of Class B common stock, but no dividend is paid on either class unless there is declared and paid at the same time a dividend at the same rate on the other class.

PLAN OF DISTRIBUTION

        The selling stockholders may offer and sell the Class A common stock in one or more underwritten public offerings. However, any selling stockholder may also offer and sell shares of Class A common stock:

  •
  through agents;

  •
  through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  directly to one or more purchasers (through a specific bidding or auction process or otherwise);

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  in the over-the-counter market;

  •
  in private transactions other than in the over-the-counter market;

  •
  in connection with short sales of the shares of common stock; or

  •
  through a combination of any of these methods of sale.

        The distribution of the Class A common stock may be effected from time to time in one or more transactions either:

  •
  at a fixed price or prices, which may be changed;

  •
  at market prices prevailing at the time of sale;

  •
  at prices relating to the prevailing market prices; or

  •
  at negotiated prices.

        Offers to purchase the Class A common stock may be solicited by agents designated by any selling stockholder from time to time. Any agent involved in the offer or sale of the Class A common stock will be named, and any commissions payable by any selling stockholders to the agent will be described, in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Class A common stock so offered and sold.

        If any selling stockholder offers and sells Class A common stock through an underwriter or underwriters, we and the selling stockholders will execute an underwriting agreement with the underwriter or underwriters. The names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, which may be in the form of discounts, concessions or commissions, if any, will be described in the applicable prospectus supplement, which will be used by the underwriters to make resales of the Class A common stock. That prospectus supplement and this prospectus will be used by the underwriters to make resales of the Class A common stock. If underwriters are used in the sale of any Class A common stock in connection with this prospectus, those shares of Class A common stock will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters and any selling stockholders at the time of sale. Shares of Class A common stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If any underwriter or underwriters are used in the sale of Class A common stock, unless otherwise indicated in a related prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to some conditions precedent and that with respect to a sale of those shares of Class A common stock the underwriters will be obligated to purchase all such securities if any are purchased.

        If any underwriters are involved in the offer and sale, they will be permitted to engage in transactions that maintain or otherwise affect the price of our Class A common stock. These transactions may include over-allotment transactions, purchases to cover short positions created by the underwriter in connection with the offering and the imposition of penalty bids. If an underwriter creates a short position in the Class A common stock in connection with the offering, i.e., if it sells more shares of Class A common stock than set forth on the cover page of the applicable prospectus supplement, the underwriter may reduce that short position by purchasing Class A common stock in the open market. In general, purchases of Class A common stock to reduce a short position could cause the price of the Class A common stock to be higher than it might be in the absence of such purchases. As noted above, underwriters may also choose to impose penalty bids on other underwriters and/or selling group members. This means that if underwriters purchase Class A common stock on the open market to reduce their short position or to stabilize the price of the Class A common stock, they may reclaim the amount of the selling concession from those underwriters and/or selling group members who sold such Class A common stock as part of the offering.

        If the selling stockholder offers and sells Class A common stock through a dealer, the selling stockholder or an underwriter will sell the Class A common stock to the dealer, as principal. The dealer may then resell the Class A common stock to the public at varying prices to be determined by the dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act, of the Class A common stock so offered and sold. The name of the dealer and the terms of the transactions will be set forth in the applicable prospectus supplement.

        The selling stockholders may solicit offers to purchase the Class A common stock directly and the selling stockholders may sell the Class A common stock directly to institutional or other investors, who may be deemed to be an underwriter within the meaning of the Securities Act with respect to any resales of those shares of Class A common stock. The terms of these sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

        We and/or the selling stockholders may enter into agreements with agents, underwriters and dealers under which we and/or the selling stockholders may agree to indemnify the agents, underwriters and dealers against certain liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make with respect to these liabilities. The terms and conditions of this indemnification or contribution will be described in the applicable prospectus supplement. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us and/or the selling stockholders in the ordinary course of business.

        The selling stockholders may authorize their respective agents or underwriters to solicit offers to purchase Class A common stock at the public offering price under delayed delivery contracts. The terms of these delayed delivery contracts, including when payment for and delivery of the Class A common stock sold will be made under the contracts and any conditions to each party's performance set forth in the contracts, will be described in the applicable prospectus supplement. The compensation received by underwriters or agents soliciting purchases of Class A common stock under delayed delivery contracts will also be described in the applicable prospectus supplement.

        The selling stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by the selling stockholders or borrowed from the selling stockholders or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from the selling stockholders in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment).

        Any common stock covered by this prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

        From time to time, one or more of the selling stockholders may pledge or grant a security interest in some or all of our shares of Class A common stock owned by them. If the selling stockholders default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such Class A common stock from time to time by this prospectus. The selling stockholders also may transfer and donate our Class A common stock owned by them in other circumstances. The number of shares of our Class A common stock beneficially owned by selling stockholders will decrease as and when the selling stockholders transfer or donate their shares of our Class A common stock or default in performing obligations secured by their shares of our Class A common stock. The plan of distribution for the securities offered and sold under this prospectus will otherwise remain unchanged, except that the transferees, donees, pledgees, other secured parties or other successors in interest will be selling stockholders for purposes of this prospectus.

VALIDITY OF CLASS A COMMON STOCK

        Ropes & Gray LLP will pass upon the validity of the shares of common stock we are offering. John E. Beard, a member of our Board of Directors, is also of counsel to Ropes & Gray LLP.

EXPERTS

        The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from The Timberland Company's Annual Report on Form 10-K for the year ended December 31, 2002 (2002 Annual Report), have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (which reports on the financial statements express an unqualified opinion and include an explanatory paragraph relating to the change in the method of accounting for the excess of fair value of acquired assets over cost in 2002), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any shares in any jurisdiction where it is unlawful. The information in this prospectus is current as of the date shown on the cover page.

The Timberland Company

6,522,441 Shares of
Class A common stock

PROSPECTUS

January 27, 2004

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth the estimated costs and expenses of the sale and distribution of the securities being registered, substantially all of which are being borne by the Company.

Securities and Exchange Commission registration fee	$26,157
Printing and related expenses	1,100
Accountant's fees and expenses	25,000
Legal fees and expenses	75,000
Miscellaneous expenses	12,725

Total	$139,982

        All of the amounts shown are estimates except for the fee payable to the Commission.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        We are organized under the laws of the State of Delaware. Delaware General Corporation Law provides that indemnification of directors, officers, employees, and other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by the corporation to whatever extent specified in its charter documents or votes adopted by its shareholders, except that no indemnification may be provided for any person with respect to any matter as to which the person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation. Under Delaware law, a corporation can purchase and maintain insurance on behalf of any person against any liability incurred as a director, officer, employee, agent, or person serving at the request of the corporation as a director, officer, employee, or other agent of another organization or with respect to any employee benefit plan, in his capacity as such, whether or not the corporation would have power to itself indemnify him against such liability.

        Our Restated Certificate of Incorporation, as amended to date, provides that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exculpation from liabilities is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined. The By-Laws provide that we shall indemnify our directors and officers to the full extent permitted by the laws of the State of Delaware. In addition, we hold a Directors and Officer Liability and Corporate Indemnification Policy.

ITEM 16. EXHIBITS

        The following is a list of exhibits filed as part of this registration statement.

Exhibit Number	Description
1	The form of equity underwriting agreement, if any, will be filed as an exhibit to a Current Report of the Registrant on Form 8-K and incorporated herein by reference.
5	Opinion of Ropes & Gray LLP.*
23.1	Consent of Ropes & Gray LLP. (included in Opinion filed as Exhibit 5)*
23.2	Consent of Deloitte & Touche LLP.*
24	Power of Attorney. (included on the signature page of this registration statement)*
99	Additional Exhibits.

*
Filed herewith

ITEM 17. UNDERTAKINGS

A. Rule 415 Offering

        The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii)   to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be, included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. Filings Incorporating Subsequent Exchange Act Documents by Reference

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Request for Acceleration of Effective Date

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stratham, State of New Hampshire, on January 27, 2004.

THE TIMBERLAND COMPANY
By:	/s/ BRIAN P. MCKEON Brian P. McKeon Chief Financial Officer and Principal Accounting Officer

        Each person whose signature appears below hereby constitutes and appoints Danette Wineberg and John Crimmins, and each of them singly, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ROBERT M. AGATE Robert M. Agate	Director	January 27, 2004
/s/ JOHN E. BEARD John E. Beard	Director	January 27, 2004
/s/ JOHN F. BRENNAN John F. Brennan	Director	January 27, 2004
/s/ IAN W. DIERY Ian W. Diery	Director	January 27, 2004
/s/ IRENE M. ESTEVES Irene M. Esteves	Director	January 27, 2004

/s/ JOHN A. FITZSIMMONS John A. Fitzsimmons	Director	January 27, 2004
/s/ VIRGINIA H. KENT Virginia H. Kent	Director	January 27, 2004
/s/ BILL SHORE Bill Shore	Director	January 27, 2004
/s/ JEFFREY B. SWARTZ Jeffrey B. Swartz	Director, President and Chief Executive Officer	January 27, 2004
/s/ SIDNEY W. SWARTZ Sidney W. Swartz	Chairman of the Board of Directors	January 27, 2004
/s/ ABRAHAM ZALEZNIK Abraham Zaleznik	Director	January 27, 2004
/s/ BRIAN P. MCKEON Brian P. McKeon	Chief Financial Officer and Chief Accounting Officer	January 27, 2004

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
THE COMPANY
RISK FACTORS
Risks Related to Our Business
Risks Related to Our Industry
Risks Related to the Securities Market
USE OF PROCEEDS
SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION
SELLING STOCKHOLDERS
DESCRIPTION OF CAPITAL STOCK
PLAN OF DISTRIBUTION
VALIDITY OF CLASS A COMMON STOCK
EXPERTS
COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
6,522,441 Shares of Class A common stock
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES